UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007 (June 27, 2007).

FORTIFIED HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75200 Shady Grove Road, Suite 202, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 319-0043

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2007 the board of directors of Fortified Holdings Corp. (the “Corporation”) elected Kirk Hanson as the Corporation’s Chief Operating Officer, to serve effective as of June 27, 2007 and until such time as a suitable successor is duly elected or appointed and qualified, subject to the laws of the State of Nevada and the bylaws of the Corporation.

Kirk Hanson has over sixteen years of executive management and leadership experience, serving in roles such as Chief Operating Officer, Chief Financial Officer and Chief Information Officer in a number of companies primarily in the information technology sector. Presently, Mr. Hanson serves as Vice President of the Products Division for Alvarez & Associates, LLC, a service-disabled, veteran-owned small business providing IT solutions to United States federal government clients. From May 2007 to June 2007, Mr. Hanson served as Vice President of Operations for Z5 Technology, LLC, an information management and communication technologies company, with which the Corporation has entered into a certain agreement and plan of merger dated May 31, 2007. Previously, from January 2007 to April 2007, Mr. Hanson served as Chief Financial Officer and Senior Vice President of Business Development for Pacific Western Technologies, Ltd., a consulting firm offering services in the areas of facility management, information technology and homeland security, among others, to the federal government. From January 2001 to July 2006, he served as Vice President of Sales Operations and Chief Information Officer for SANZ, Inc., (OTCBB: SANZ), a data storage and management solutions company serving clients in federal, state and local governments in the United States. From September 1999 to July 2000, he served as Chief Operating Officer for Value Technology, a data protection solutions company, and from September 1997 to August 1999, as Chief Financial Officer for Data Management Solutions (prior to and after its acquisition by Cranel, Inc.), a data management and data protection solutions firm. Mr. Hanson holds a Bachelor of Arts in Political Science from the University of Colorado.

The Corporation does not have in place any material plan, contract or arrangement under which Mr. Hanson would receive compensation or any grant or award.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a Current Report on Form 8-K filed June 6, 2007, effective June 1, 2007, the Corporation changed its name from Aegis Industries, Inc. to Fortified Holdings Corp. In accordance with the provisions of Section 92A.180 of the Nevada Revised Statutes the name change did not require approval of the stockholders of the Corporation, and was effectuated by merger of Fortified Holdings Corp., a Colorado corporation and wholly owned subsidiary of the Corporation, with and into the Corporation and the filing of Articles of Merger (the “Articles”) with the Secretary of State of the State of Nevada. A certified copy of the Articles are annexed as an exhibit to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01 Other Events.

On June 19, 2007, the board of directors of the Corporation elected Dennis Mee as the Corporation’s Secretary, to serve effective as of the date of election and until such time as a suitable successor is duly elected or appointed and qualified, subject to the laws of the State of Nevada and the bylaws of the Corporation. Mr. Mee, presently the Corporation’s Interim President, Chief Financial Officer and a member of the board of directors, refrained from voting in his capacity as a member of the board on the resolution approving his election as Secretary.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (d)        Exhibits

Exhibit	Description

3(i)(1)	Articles of Merger of Aegis Industries, Inc., dated June 1, 2007. FILED HEREWITH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007

FORTIFIED HOLDINGS CORP.

By:	/s/ Dennis Mee
Dennis Mee
Interim President, Chief Financial Officer
& Secretary